Exhibit 3.165

ARTICLES OF INCORPORATION

OF

MERCY MEDICAL SUPPLY, INC.

FILED AT THE REQUEST OF

THOMAS G. BELL

Attorney at Law

3120 Las Vegas Boulevard South

Las Vegas, Nevada

December 17, 1968

(DATE)

/s/ JOHN KOONTZ, Secretary of State

/s/
Deputy Secretary of State

No. 2508-68

FILING FEE $25.00

324

ARTICLES OF INCORPORATION

OF

MERCY MEDICAL SUPPLY, INC.

THE UNDERSIGNED, to form a corporation under Chapter 78 of the Nevada Revised Statutes, CERTIFY:

1. NAME: The name of the corporation is:

MERCY MEDICAL SUPPLY, INC.

2. OFFICE: The principal office of the corporation in the State of Nevada is to be located at 1710 West Charleston Boulevard, City of Las Vegas, State of Nevada, County of Clark. The corporation may also maintain an office or offices at such other place or places within or outside of the State of Nevada as it may from time to time determine. Corporate business of every kind and nature may be conducted, and meetings of Directors and Stockholders held outside of the State of Nevada the same in the State of Nevada.

3. PURPOSE: The nature of the business, or objects, or purposes proposed to be transacted, promoted or carried on by the corporation are: To engage in any lawful activity.

4. CAPITAL STOCK: The total authorized capital stock of the corporation shall consist of TWO THOUSAND (2,000) SHARES, without par value.

5. DIRECTORS: The members of the governing board of the corporation shall be styled Directors, and the number thereof shall not be less than three. The number of Directors may from time to time be increased or decreased in such manner as shall be provided by the By-Laws of the corporation, but the number shall not be reduced to less than three. Directors need not be shareholders, but shall be of full age and at least one shall be a citizen of the United States. The names and post office addresses of the first Board of Directors, which shall consist of three persons and who shall hold office until their successors are duly elected and qualified are as follows:

NAMES	POST OFFICE ADDRESSES

NANCY TUMBLESON	116 Rancho Vista Drive
Las Vegas, Nevada 89106

PHYLLIS BERTZA	713 E. Sahara, No. 218
Las Vegas, Nevada

KATHERINE KESSLER	P. O. Box 93
Boulder City, Nevada

6. NON-ASSESSABLE: The capital stock of the corporation after the amount of the subscription price, or par value, has been paid in money, property or services, as the Directors shall determine, shall not be subject to assessment to pay the debts of the corporation nor for any other purpose, and no stock issued as fully paid up shall ever be assessable or assessed, and the Articles of Incorporation shall not be amended in this particular.

7. INCORPORATORS: The name and post office address of each of the Incorporators, which are three in number, signing the Articles of Incorporation, is as set forth above under Paragraph 5 captioned Directors.

8. TERM: The corporation shall have perpetual existence.

EXECUTED this 13th day of December, 1968.

/s/ NANCY TUMBLESON

/s/ PHYLLIS BERTZA

/s/ KATHERINE KESSLER

STATE OF NEVADA)

(SS.

COUNTY OF CLARK)

On December 13, 1968, personally appeared before me, a Notary Public, NANCY TUMBLESON, PHYLLIS BERTZA and KATHERINE KESSLER, who acknowledged that they executed the above instrument.

/s/ THOMAS G. BELL

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION OF

MERCY MEDICAL SUPPLY, INC.

Changing its Name to

MERCY, INC.

A Nevada Corporation

MERCY MEDICAL SUPPLY, INC., a Nevada corporation, under its corporate seal, and the hands of its duly elected and acting President and Secretary, does hereby CERTIFY:

1. That at a special meting of the Board of Directors of this corporation regularly convened at Suite 620, 302 East Carson Avenue, Las Vegas, Clark County, Nevada, at 10:00 A.M., on the 22nd day of January, 1975, at which meeting there was at all times present and acting a quorum, a Resolution was regularly adopted setting forth the Amendment herein, and declaring its advisability, and calling a special meeting of stockholders entitled to vote for the consideration thereof, to wit:

“RESOLVED: That it is deemed advisable, in the judgment of this Board of Directors, that Article 1 of the Articles of Incorporation be amended to read as follows:

“1. NAME: The name of the corporation is: MERCY, INC.

“RESOLVED FURTHER: That a special meeting of the stockholders of this corporation is hereby called to be held at Suite 620, 302 East Carson Avenue, Las Vegas, Clark County, Nevada, at 10:00 A.M. on the 4th day of February, 1975, for the purpose of acting upon this Amendment, of which meeting written notice is hereby directed to be given to each stockholder entitled to vote, in the manner and for the period of time prescribed by NRS 78.370 and by the corporation’s By-Laws.

“RESOLVED FURTHER: That if at such meeting of stockholders, or any adjournment thereof, stockholders entitled to exercise a majority of the voting power shall vote in favor of the Amendment, then the corporation shall make, under its corporate seal, and the hands of its President and Secretary, and shall acknowledge and file, the Certificate required by NRS 78.390, and do all things necessary to effect the Amendment.”

2. That pursuant to the foregoing Resolution, and as required by NRS 78.390, due notice of the meeting thus called was given to all stockholders entitled t vote, and that such meeting of stockholders was regularly convened and held at Suite 620, 302 East Carson Avenue, Las Vegas, Nevada, at 10:00 A.M., on the 4th day of February, 1975.

3. That there were issued and outstanding the following number of shares of the authorized capital stock of the corporation entitled to vote at the meeting:

2,000 Shares Common Stock

And that there were present at the meeting, in person, stockholders holding the number of shares entitled to vote, listed below:

1,833 Shares Common Stock

4. That the Resolution of the Board of Directors above referred to was duly considered at the meeting, and upon motion regularly made and seconded, the proposed amendment was approved by the following Resolution:

“RESOLVED: That the Amendment of Article 1 of the Articles of Incorporation proposed to the stockholders by Resolution of the Board of Directors regularly adopted by them on the 22nd day of January, 1975, be, and the same hereby is adopted and approved.”

This Resolution was adopted by the following vote of the holders of stock of all classes having voting power, present in person at the meeting:

1,833 shares were voted for the adoption of the Resolution, there being only one class of stock.

The shares voting for the adoption of the Resolution constituted at least a majority of the voting power.

DATED: February 4, 1975.

MERCY, INC.
(Formerly MERCY
MEDICAL SUPPLY, INC.)
A Nevada Corporation

By	/s/ BURRELL COHEN
President

By	/s/ KATHRYN A. KESSLER
Secretary

STATE OF NEVADA)

) SS.

COUNTY OF CLARK)

On February 4, 1975, personally appeared before me, a Notary Public, BURRELL COHEN and KATHRYN A. KESSLER, known to me to be the President and Secretary, respectively, of the corporation that executed the foregoing instrument; and acknowledged that they executed the said instrument for and on behalf of the said corporation.

WITNESS my hand and official seal.

/s/ X
NOTARY PUBLIC

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website:  www.nvsos.gov

Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
for Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.     Name of corporation:

Mercy, Inc.  (C2508-1968)

2.     The articles have been amended as follows:  (provide article numbers, if available)

The first two sentences of Article 5 of the Articles of Incorporation of Mercy, Inc., as amended, are hereby deleted and replaced with the following:

“The members of the governing board of the corporation shall be styled as directors, and the number thereof shall not be less than one. The number of directors may from time to time be increased or decreased in such manner as provided in the bylaws of the corporation, but the number shall not be reduced to less than one.”

3.     The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation” have voted in favor of the amendment is:  100%

4.     Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5.     Signature:  (required)

X /s/
Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT:  Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Amend Profit After Revised: 3-6-09